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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (to register 1,130,123 shares of Genzyme Surgical Products Division Common Stock) of: our reports dated February 23, 1999 relating to the financial statements and financial statement schedules of Genzyme Corporation, Genzyme General, Genzyme Tissue Repair and Genzyme Molecular Oncology which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 1998; our report dated June 9, 1999 relating to the financial statements and financial statement schedule of Genzyme Surgical Products which appears in Genzyme Corporation's Form 8-K as filed on June 11, 1999; and our report dated June 28, 1999 relating to the supplemental financial statements and financial statement schedule of Genzyme General which appears in Genzyme Corporation's Form 8-K as filed on June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              /s/ PRICEWATERHOUSECOOPERS LLP

                                              PricewaterhouseCoopers LLP

Boston, Massachusetts
July 7, 1999